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Exhibit 24

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints LeRoy T. Carlson, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, to register up to an additional $74,000,000 of debt securities relating to Registration Statement No. 333-88344 of United States Cellular Corporation, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate applications, statements, consents and other documents as may be necessary or expedient to register securities of United States Cellular Corporation for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

        Pursuant to the requirements of the Securities Act of 1933, the forgoing Power of Attorney has been signed below by the following persons in the capacities indicated on the 3rd day of December, 2003.

Signature	Title
/s/ LEROY T. CARLSON LeRoy T. Carlson	Director
/s/ WALTER C.D. CARLSON Walter C.D. Carlson	Director
/s/ SANDRA L. HELTON Sandra L. Helton	Director
/s/ PAUL-HENRI DENUIT Paul-Henri Denuit	Director
/s/ SAMUEL CROWLEY J. Samuel Crowley	Director
/s/ BARRETT A. TOAN Barrett A. Toan	Director
/s/ HARRY J. HARCZAK, JR. Harry J. Harczak, Jr.	Director

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POWER OF ATTORNEY